Exhibit 99.1

Contact: George Sard/Paul Scarpetta/Chris Kittredge Sard Verbinnen & Co. (212) 687-8080 WellsFargo-svc@sardverb.com

Wells Fargo Names Two New Independent Directors

Karen Peetz and Ron Sargent Join Board

SAN FRANCISCO, February 20, 2017 – The Board of Directors of Wells Fargo & Company (NYSE: WFC) today announced that it has elected Karen B. Peetz, retired president of The Bank of New York Mellon Corporation, and Ronald L. Sargent, retired chairman and chief executive officer of Staples, Inc., as new independent directors.

Chairman of the Board Stephen Sanger commented, “We are very pleased to add these two exceptional leaders to our Board. Karen will provide particular expertise in financial services, client services, and regulatory matters, while Ron brings deep experience in consumer retail and marketing, as well as in the management of a large workforce serving customers globally through a variety of channels. These new perspectives will make an important contribution to the Board’s oversight of Wells Fargo and help ensure that we continue to move in the right direction to restore the trust of our customers and create value for our shareholders.”

Ms. Peetz will serve on the Board’s Finance Committee and Mr. Sargent will serve on the Board’s Governance and Nominating Committee. Both new directors will also serve on the Board’s Human Resources Committee.

Karen Peetz

Karen Peetz has 35 years of large-bank experience. She served as President of Bank of New York Mellon from January 2013 until her retirement in December 2016. In this position, she oversaw the bank’s global client management and regional management, its treasury services business, and its regulatory oversight functions. After joining the Company in 1998, Ms. Peetz served in leadership roles including Vice Chairman, Senior Executive Vice President, and Chief Executive Officer of the Financial Markets and Treasury Services Group. Before joining BNY Mellon, Ms. Peetz spent 16 years with JPMorgan Chase in various management, sales and corporate lending positions. She serves on the Boards of Johns Hopkins University and the Global Lyme Alliance. She holds a Bachelor’s degree from Pennsylvania State University and a Master’s degree from Johns Hopkins University.

Ronald Sargent

Ron Sargent spent over 27 years at Staples, Inc. in various senior leadership positions, including as Chairman, President, and Chief Executive Officer. He served as Chairman from March 2005 until January 2017 and as Chief Executive Officer from February 2002 to June 2016, and as Chief Executive Officer led overall operations and strategy. Mr. Sargent joined Staples from The Kroger Co. in 1989, where he spent 10 years in executive positions of increasing responsibility. Mr. Sargent serves on the Boards of Five Below, Inc. and The Kroger Co. He received both a Bachelor’s degree and an MBA degree from Harvard University.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.